UNDERWRITING AGREEMENT


         This UNDERWRITING AGREEMENT, made this 19th day of June, 1987, by and between Legg Mason Income Trust, Inc., a Maryland corporation ("Corporation") and Legg Mason Wood Walker, Incorporated, a Maryland corporation (the "Distributor").

         WHEREAS, the Corporation has filed a registration statement with the Securities and Exchange Commission for the purpose of registering as a series type open-end, diversified investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and for the purpose of registering the shares of common stock of the Corporation (the "Shares") for sale to the public under the Securities Act of 1933 (the "1933 Act"); and will register the Shares in accordance with the provisions of various state securities laws; and

         WHEREAS, the Corporation intends to offer for public sale distinct series of Shares ("Series"), each corresponding to a distinct portfolio; and

         WHEREAS, the Corporation wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of the shares of common stock of the Shares and to furnish certain other services to the Series as specified in this Agreement; and

         WHEREAS,   this   Agreement   has  been  approved  by  a  vote  of  the
Corporation's  Board  of  Directors  and  certain  disinterested   directors  in
conformity with paragraph (b)(2) of Rule 12b-1 under, the 1940 Act; and

         WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. The Corporation hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Series. The Corporation authorizes the Distributor, as exclusive agent for the Corporation, upon the commencement of operations of any Series and subject to applicable federal and state law and the Articles of Incorporation and By-Laws of the
Corporation: (a) to promote the Series; (b) to solicit orders for the purchase of the Shares of the Series subject to such terms and conditions as the Corporation may specify; and (c) to accept orders for the purchase of the Shares on behalf of the Corporation. The Distributor shall comply with all applicable federal and state laws and offer the Shares of each Series on an agency or "best efforts" basis under which the Corporation shall issue only such Shares as are actually sold.

         2. The public offering price of the Shares of each Series shall be the net asset value per share (as determined by the Corporation) of the outstanding Shares of the Series. The Corporation shall furnish the Distributor with a statement of each computation of net asset value and of the details entering into such computation.

         3. As compensation for the services performed and the expenses assumed by the Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, each Series shall pay the Distributor monthly, as promptly as possible after the last day of each month, a fee, calculated daily, at an annual rate of 0.5% of the Series' daily net assets. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Series in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The daily net assets of a Series shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Corporation's Board of Directors. Each such payment shall be accompanied by a report of the Corporation prepared either by the Corporation or by a reputable firm of independent accountants which shall show the amount properly payable to the Distributor under this Agreement and the detailed computation thereof.

         4. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Corporation with the Securities and Exchange Commission and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to the Series filed by the Corporation as part of the Registration Statement.

         5. The Distributor, at no expense to the Corporation, shall print and distribute to prospective investors Prospectuses, and shall print and distribute, upon request, to prospective investors Statements of Additional Information, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor shall give only such information and make only such statements or representations as are contained in the Prospectus, Statement of Additional Information, or in information furnished in writing to the Distributor by the Corporation, and the Corporation shall not be responsible in any way for any other information, statements or representations given or made by the

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Distributor or its representatives or agents. Except as specifically provided in this Agreement, the Corporation shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

         6. The Corporation agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. Each Series shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information, and other materials required by law and such other expenses, including printing and mailing expenses, related to such Series' communications with persons who are shareholders of the Series.

         7. The Corporation agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses
(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Corporation or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         8. The Distributor agrees to indemnify, defend and hold the Corporation, its several officers and directors, and any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses
(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Corporation, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Corporation for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading.

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

         9. The Corporation reserves the right at any time to withdraw all offerings of the Shares of any or all Series by written notice to the Distributor at its principal office.

         10. The Corporation shall not issue certificates representing Shares unless requested by a shareholder. If such request is transmitted through the Distributor, the Corporation will cause certificates evidencing the Shares owned to be issued in such names and denominations as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

         11. The Distributor may at its sole discretion repurchase Shares offered for sale by the shareholders. Repurchase of Shares by the Distributor shall be at the net asset value next determined after a repurchase order has been received. The Distributor will receive no commission or other remuneration for repurchasing Shares other than the fee set forth in paragraph 3 hereof. At the end of each business day, the Distributor shall notify by telex or in writing, the Corporation and State Street Bank and Trust Company, the Corporation's transfer agent, of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. Upon such notice, the Corporation shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against moneys due the Corporation from the Distributor as proceeds from the sale of Shares. The Corporation reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Corporation to receive and transmit promptly to the Corporation's transfer agent shareholder requests for redemption of Shares.

         12. The Distributor is an independent contractor and shall be agent for the Corporation only in respect to the sale and redemption of the Shares.

         13. The services of the Distributor to the Corporation under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         14. The Distributor shall prepare reports for the Corporation's Board of Directors on a quarterly basis showing such information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board of Directors.

         15. As used in this Agreement, the terms "securities" and "net assets" shall have the meanings ascribed to them in the Articles of Incorporation of the Corporation; and the terms "assignment", "interested persons", and "majority of the outstanding voting securities" shall have the meanings given to them by
Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

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         16.  Subject to the  provisions  of  paragraphs  17 and 18 below,  this
Agreement will remain in effect for one year from the date of its execution and from year to year thereafter.

         17. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Corporation or by the Distributor on sixty (60) days' written notice to the other party. The Corporation may effect such termination by a vote of (i) a majority of the Corporation's Board of Directors, (ii) a majority of the directors who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of the Corporation's Distribution Plan pursuant to Rule 12b-1 under the 1940 Act, in this Agreement or in any agreement related to the Corporation's Distribution Plan (the "Rule 12b-1 Directors"), or (iii) a majority of the outstanding voting securities of the Corporation.

         18. This Agreement shall be submitted for approval to the Corporation's Board of Directors annually and shall continue in effect only so long as specifically approved annually (i) by a majority vote of the Corporation's Board of Directors, and (ii) by the vote of a majority of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such approval.


         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                LEGG MASON INCOME TRUST, INC.



By:      Mary C. Curry                 By:      John F. Curley, Jr.
   ----------------------------           ------------------------------

Attest:                                LEGG MASON WOOD WALKER, INCORPORATED



By:      Mary C. Curry                 By:      Edmund J. Cashman, Jr.
   ----------------------------           ------------------------------

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